As filed with the U.S. Securities and Exchange Commission on July 29, 2016
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTRALINKS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8915510
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 East 42nd Street, 8th Floor New York, NY 10017 (212) 543-7700
(Address of Principal Executive Offices)

INTRALINKS HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
INTRALINKS HOLDINGS, INC. SECOND AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Ronald W. Hovsepian President and Chief Executive Officer Intralinks Holdings, Inc. 150 East 42nd Street, 8th Floor New York, NY 10017
(Name and Address of Agent For Service)
(212) 543-7700
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Stephen M. Davis, Esq. Daniel Lang, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 Telephone: (212) 813-8800 Facsimile: (212) 355-3333	Scott N. Semel, Esq. Executive Vice President, General Counsel and Secretary Intralinks Holdings, Inc. 150 East 42nd Street, 8th Floor New York, NY 10017 Telephone: (212) 543-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,100,000 shares(3)	$6.87	$28,167,000.00	$2,836.42
Common Stock, par value $0.001 per share	1,000,000 shares(4)	$6.87	$6,870,000.00	$691.81
Total	5,100,000 shares		$35,037,000.00	$3,528.23
(1)  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)  An assumed price of $6.87 per share, which on July 25, 2016 was the average of the high and low prices reported on the New York Stock Exchange for the Registrant’s common stock, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

(3)  Represents 4,100,000 additional shares of Common Stock authorized to be issued under the Registrant’s 2010 Equity Incentive Plan, as Amended and Restated (the “Plan”). Shares available for issuance under the Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2010 (Registration No. 333-169138). Additional shares available for issuance under the Plan were registered on a registration statement on Form S-8 filed with the SEC on July 27, 2012 (Registration No. 333-182912) and additional shares available for issuance under the Plan were registered on a registration statement on Form S-8 filed with the SEC on August 20, 2014 (Registration No. 333-198258).

(4) Represents 1,000,000 additional shares of Common Stock authorized to be issued under the Registrant’s Second Amended and Restated 2010 Employee Stock Purchase Plan (the “ESPP”). Shares available for issuance under the ESPP were initially registered on a registration statement on Form S-8 filed with the SEC on September 1, 2010 (Registration No. 333-169138). Additional shares available for issuance under the ESPP were registered on a registration statement on Form S-8 filed with the SEC on September 6, 2013 (Registration No. 333-191045).

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant on September 1, 2010 (Registration No. 333-169138) with respect to the Plan and the ESPP; (ii) the registration statement on Form S-8 filed by the Registrant on July 27, 2012 (Registration No. 333-182912) with respect to the Plan; (iii) the registration statement on Form S-8 filed by the Registrant on September 6, 2013 (Registration No. 333-191045) with respect to the ESPP; and (iv) the registration statement on Form S-8 filed by the Registrant on August 20, 2014 (Registration No. 333- 198258) with respect to the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

S
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 29th day of July, 2016.

INTRALINKS HOLDINGS, INC.

By:    /s/ RONALD W. HOVSEPIAN
Ronald W. Hovsepian
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Intralinks Holdings, Inc., hereby severally constitute and appoint Ronald W. Hovsepian and Christopher J. Lafond, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 29th day of July, 2016.

Signature	Title
/s/ RONALD W. HOVSEPIAN RONALD W. HOVSEPIAN	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ CHRISTOPHER J. LAFOND CHRISTOPHER J. LAFOND	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PATRICK J. WACK, JR. PATRICK J. WACK, JR.	Chairman of the Board of Directors
/s/ BRIAN J. CONWAY BRIAN J. CONWAY	Director
/s/ PETER GYENES PETER GYENES	Director
/s/ THOMAS HALE THOMAS HALE	Director
/s/ HABIB KAIROUZ HABIB KAIROUZ	Director
/s/ HARSHA RAMALINGAM HARSHA RAMALINGAM	Director
/s/ ROBERT C. MCBRIDE ROBERT C. MCBRIDE	Director
/s/ J. CHRIS SCALET J. CHRIS SCALET	Director

II-1

EXHIBIT INDEX

Exhibit No.	Description
4.1
Fourth Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165991)).

4.2	Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company Current Report on Form 8-K filed on May 6, 2015).
4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165991)).
4.4
Registration Rights Agreement by and among the investors and shareholders listed therein and the Company, dated as of June 15, 2007 (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165991)).

4.5
Stockholder’s Agreement by and among the investors and shareholders listed therein and the Company, dated as of June 5, 2007, as amended (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165991)).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1
Intralinks Holdings, Inc. 2010 Equity Incentive Plan as Amended and Restated, together with forms of award agreements (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 28, 2016).

99.2
Intralinks Holdings, Inc. Second Amended and Restated 2010 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on July 28, 2016).

______________________
*    Filed herewith.

II-2